UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        January 18, 2008

BIOJECT MEDICAL TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20245 SW 95th Avenue Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 692-8001

Former name or former address if changed since last report:
No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOJECT MEDICAL TECHNOLOGIES INC.
FORM 8-K
INDEX

Item 1.01  Entry into a Material Definitive Agreement

On January 22, 2008, Bioject Medical Technologies Inc. (the “Company”) entered into a Purchase Agreement (the “Agreement”) with each of Edward Flynn, Ralph Makar, David Tierney, Richard Stout and Christine Farrell (each a “Purchaser” and collectively, the “Purchasers”) for the purchase of an aggregate of 8,314 shares of its Series F Convertible Preferred Stock (the “Series F Preferred Stock”) at a price of $75 per share. Gross proceeds from the sale were $623,550, payable by cancellation of the outstanding principle amount of, and accrued interest on, promissory notes issued by the Company to each of the Purchasers in November 2007.

Mr. Flynn is a director of the Company and, prior to this Agreement, held 1,427,570 shares of the Company’s common stock. In addition Mr. Tierney is a director of the Company, Mr. Makar is President and Chief Executive Officer and a director of the Company, and Mr. Stout and Ms. Farrell are executive officers of the Company.

The Company also entered into a Registration Rights Agreement, dated January 22, 2008, between the Company and the Purchasers, pursuant to which the Company has agreed to file a registration statement under the Securities Act of 1933 to register the underlying common stock issued or issuable upon conversion of the Series F preferred stock under the Securities Act of 1933 within 180 days of January 22, 2008. Subject to certain exceptions, the Company is required to pay the Purchasers liquidated damages equal to $0.0075 per share of Series F preferred stock per month if the Company fails to file a registration statement covering the securities within 180 days of January 22, 2008, the registration statement is not declared effective within 270 days of January 22, 2008, or the registration statement cannot be used for any reason after being declared effective.  The agreement also grants the Purchasers piggy-back registration rights.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 18, 2008, Nasdaq staff notified the Company that it had not complied with Marketplace Rules 4350(i)(1)(A) and 4350(i)(1)(C) in connection with the sale of $615,000 principal amount of convertible promissory notes pursuant to a Convertible Note Purchase and Warrant Agreement dated November 19, 2007 and the related forbearance agreement with Partners for Growth, L.P.  The rules require (i) shareholder approval prior to the issuance or potential issuance of common stock at less than the market value to officers and directors and; (ii) shareholder approval prior to the issuance or potential issuance of 20% or more of a company’s common stock for less than the greater of book or market value.  On January 8, 2008, the Company amended both transactions to provide for shares to be issued at a price not less than market value and to cap the number of shares issued in the transaction at less than 20% until shareholder approval is obtained.  Accordingly, the letter concluded that the Company had regained compliance with the rules and this matter is now closed.

On November 15, 2007, Nasdaq staff notified the Company that it has failed to comply with Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2.5 million in stockholders’ equity or $35.0 million market value of listed securities or $0.5 million of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. On January 22, 2008, the Company received a letter from the Nasdaq staff extending, until January 23, 2008, the deadline to complete the conversion of its $615,000 Convertible Notes into Series F Convertible Preferred Stock to regain compliance with the rule. As indicated above in Item 1.01, this conversion occurred on January 22, 2008. Accordingly, as of the date of this Current Report on Form 8-K, the Company believes that it is in compliance with the stockholders’ equity requirement of Rule 4310(c)(3).

The Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of the Company’s filing of its periodic report for the year ended December 31, 2007 or the quarter ending March 31, 2008, it is not in compliance with such requirement, it may be subject to delisting.

Item 3.02  Unregistered Sales of Equity Securities

As discussed in Item 1.01 above, on January 22, 2008, the Company issued 8,314 shares of Series F Convertible Preferred Stock for gross proceeds of $623,550. These issuances of securities were exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Rule 506 thereunder, among other exemptions, on the basis that the purchasers of the securities in this issuance are accredited investors.

Item 3.03  Material Modification to Rights of Security Holders

As a result of certain rights and preferences of the Series F Convertible Preferred Stock (the “Series F Preferred Stock”) set forth in the articles of amendment referenced under Item 5.03 below, the rights of the holders of common stock have been qualified in certain respects. The Series F Preferred Stock has certain dividend, voting, liquidation and conversion rights more fully described under Item 5.03 below. In addition, because of the convertible nature of the Series F Preferred Stock, holders of common stock may have their ownership interests diluted should the Series F Preferred Stock be converted into shares of common stock. The conversion rights associated with the Series F Preferred Stock are more fully described under Item 5.03 below.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 22, 2008, the Company amended its Articles of Incorporation to designate 9,645 shares of our authorized preferred stock as Series F Convertible Preferred Stock (the “Series F Preferred Stock”). A copy of the articles of amendment is attached to this current report as Exhibit 3.1 and is incorporated herein. A description of the material rights and preferences of the Series F Preferred Stock is set forth below, but this description is qualified in its entirety by reference to the articles of amendment attached hereto. The Series F Preferred Stock is entitled to:

•      Receive 8% annual payment-in-kind dividends (“PIK Dividends”) for 24 months following January 22, 2008 (while these dividends will accrue, they will only be paid in connection with certain liquidation events or conversion of the Series F Preferred Stock);

•      Receive on a pari passu basis with the holders of common stock, as if the Series F Preferred Stock had been converted into common stock immediately before the applicable record date, cash dividends at the same rate and in the same amount per share as any and all dividends declared and paid upon the then outstanding shares of common stock;

•      Receive, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company and before any payment is made in respect of the common stock, the Series E Convertible Preferred Stock or the Series D Convertible Preferred Stock, an amount per share of Series F Preferred Stock equal to $75 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), plus all accrued but unpaid dividends thereon to the date fixed for distribution, including, without limitation, the PIK Dividends to the extent not previously issued (if our assets available for distribution to shareholders are insufficient to pay the holders of Series F Preferred Stock the full amount to which they are entitled, then all the assets available for distribution to our shareholders shall be distributed ratably first to the holders of the Series F Preferred Stock);

•      Be convertible, at any time at the option of the holder, into common stock at a conversion rate of one share of Series F Preferred Stock being convertible into one hundred (100) shares of common stock (subject to anti-dilution adjustments);

•      One vote for each share of common stock into which Series F Preferred Stock could then be converted (excluding any PIK Dividends), and with respect to such vote, full voting rights and powers equal to the voting rights and powers of the holders of common stock;

•      Consent rights with respect to certain extraordinary transactions; and

•      Registration rights with respect to the shares of common stock issuable upon conversion of such shares of Series F Preferred Stock.

There is no restriction on the repurchase or redemption of the Series F Preferred Stock while there is an arrearage in the payment of dividends.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

3.1	Articles of Amendment to 2002 Restated Articles of Incorporation.
10.1	Series F Convertible Preferred Stock Purchase Agreement between Bioject Medical Technologies Inc. and Edward Flynn, Ralph Makar, David Tierney, Richard Stout and Christine Farrell.
10.2	Registration Rights Agreement dated January 22, 2008 between the Company, Edward Flynn, Ralph Makar, David Tierney, Richard Stout and Christine Farrell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2008	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ CHRISTINE M. FARRELL
Christine M. Farrell
Vice President of Finance
(Principal Financial and Accounting Officer)